3rd Quarter 2018 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 3rd Quarter 2018 October 23, 2018

Cautionary statements 3rd Quarter 2018 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 3rd Quarter 2018 Sandro DiNello, CEO

Strategic highlights

3rd Quarter 2018

Unique relationship-based business model	• Third quarter 2018 results demonstrated strength of banking business • Pending acquisition of 52 Midwest branches of Wells Fargo will transform banking franchise - Provides low cost, low beta deposits; more than doubles customer base with 200,000 new customer relationships
Grow community banking	• Solid growth in banking and disciplined cost control delivered solid profitability - Net interest income of $124 million; up 8% vs. 2Q18 and 20% vs. 3Q17 - Adjusted noninterest expense[(1)] of $172 million; down 3% vs. 2Q18 and up 1% vs. 3Q17
Strengthen mortgage revenues	• Mortgage business continued to be challenged by industry overcapacity and secondary margin compression - Mortgage revenue[(2)] of $56 million; down 22% vs. 2Q18 and down 31% vs. 3Q17
Highly profitable operations	• Adjusted net income[(1)] of $0.85 per diluted share; unchanged vs. 2Q18 and up 21% vs. 3Q17 • Built scale and profitability in servicing business; nearly 620,000 loans serviced, up 16% vs. 2Q18 • Adjusted return on assets[(1)] 1.1%; adjusted return on average equity[(1)] 13.0%
Positioned to thrive in any market	• Strong credit metrics and low delinquency levels supported by 1.5% allowance coverage ratio • Strong total risk based capital ratio of 14.2%; Capital Simplification NPR would improve total risk based capital ratio to 14.5%[(1)]

1) Non-GAAP number. Please see reconciliation on page 46.
2) Mortgage revenue is defined as net gain on loan sales plus net return on MSRs.

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Flagstar Bancorp

Financial Overview 3rd Quarter 2018 Jim Ciroli, CFO

Financial highlights 3rd Quarter 2018 • Adjusted net income(1) of $49 million, or $0.85 per diluted share, in 3Q18 Solid earnings with - Higher net interest income; average earning assets up 5%; net interest margin up 7 bps to 2.93% cost discipline - Net gain on loan sales of $43 million; lowest quarter since 4Q11 - Lower noninterest expense reflecting lower mortgage expenses and cost reduction initiatives • Net interest income rose $9 million, or 8%, led by growth of high quality, relationship-based loans Strong growth in - Average earning assets up $793 million, driven by growth of LHFI of $492 million, or 6% community banking - Net interest margin expanded as increased deposit growth allowed a reduction in FHLB borrowings • Mortgage revenue(2) down $16 million, or 22%, on lower net gain on loan sales, partially offset by improved MSR return Lower mortgage - Net gain on loan sales fell $20 million, or 32%, reflecting lower GOS margin (down 20 bps) revenue - Net return on MSRs $4 million higher reflecting lower prepayments and stronger valuations • Negligible net charge-offs Pristine asset • Nonperforming loan ratio fell to 0.28%; early stage consumer delinquencies low quality • Allowance for loan losses covered 1.5% of loans HFI • Capital remained strong with regulatory capital ratios well above current “well capitalized” guidelines Robust capital - Total risk based capital ratio at 14.2%; up 16 bps vs. 2Q18 position - Company expects total risk based capital ratio to be 13.7% at 12/31/2018, reflecting Wells Fargo branch acquisition, recognition of deferred hedging gains in AOCI, and enactment of Capital Simplification regulations 1) Non-GAAP number. Please see reconciliation on page 46. 2) Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs. 6

Quarterly income comparison

3rd Quarter 2018

$mm

		3Q18		2Q18	$ Variance	% Variance
Net interest income	A	$124		$115	$9	8%
Provision (benefit) for loan losses ("PLL")		(2)		(1)	(1)	N/M
Net interest income after PLL		126		116	10	9%
Net gain on loan sales		43		63	(20)	(32%)
Loan fees and charges		23		24	(1)	(4%)
Loan administration income		5		5	-	-
Net return on mortgage servicing rights		13		9	4	44%
Other noninterest income		23		22	1	5%
Total noninterest income	B	107		123	(16)	(13%)
Compensation and benefits		76		80	(4)	(5%)
Commissions and loan processing expense		35		40	(5)	(13%)
Other noninterest expenses		61	(1)	57	4	7%
Total noninterest expense	C	172	(1)	177	(5)	(3%)
Income before income taxes		61	(1)	62	(1)	(2%)
Provision for income taxes		12		12	-	-
Net income		$49	(1)	$50	($1)	(2%)
Diluted income per share		$0.85	(1)	$0.85	-	-

Profitability	3Q18	2Q18	$ Variance	% Variance
Net interest margin	2.93%	2.86%	7 bps	
Total revenues	$233	$239	($6)	(3%)
Net gain on loan sales / total revenue	18%	26%	(800 bps)	
Mortgage rate lock commitments, fallout adjusted	$8,290	$9,011	($721)	(8%)
Mortgage closings	$9,199	$9,040	$159	2%
Net gain on loan sale margin, HFS	0.51%	0.71%	(20 bps)	

1) Non-GAAP number. Number shown excludes $1 million of transaction costs related to pending Wells Fargo branch acquisition. Please see reconciliation on page 46.

N/M – not meaningful

Observations

A Net interest income

- Net interest income rose $9mm, or 8%
  - Average earning assets increased 5%, led by balanced growth in loans HFS, commercial and consumer loans
  - Average deposits increased 9%, led by higher custodial, brokered and commercial deposits

B Noninterest income

- Noninterest income decreased $16mm, or 13%
  - Net gain on loan sales fell $20mm, or 32%, on lower GOS margin, primarily due to secondary marketing performance and a mix shift toward delegated correspondent channel
  - Net return on MSRs improved $4mm

C Noninterest expense

- Noninterest expense fell $4mm, or 2%; down $5mm, or 3%, excluding Wells Fargo branch acquisition costs
  - Commissions and loan processing expense fell $5mm, or 13%, reflecting shift in channel mix
  - Compensation and benefits declined $4mm, or 5%, led by cost reduction initiatives and lower incentive compensation

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Flagstar Bancorp

Average balance sheet highlights

3rd Quarter 2018

3Q18 ($mm)

	Average Balance Sheet	Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$4,393	$223	5%
Consumer loans[2]	3,850	239	7%
Commercial loans[2]	5,022	253	5%
Total loans held-for-investment	8,872	492	6%
Other earning assets[3]	3,521	78	2%
Interest-earning assets	$16,786	$793	5%
Other assets	1,825	34	2%
Total assets	$18,611	$827	5%
Deposits	$11,336	$922	9%
Short-term FHLB advances & other	3,465	(181)	(5%)
Long-term FHLB advances	1,280	-	0%
Other long-term debt	494	-	-
Other liabilities	522	47	10%
Total liabilities	$17,097	$788	5%
Stockholders' equity	1,514	39	3%
Total liabilities and stockholders' equity	$18,611	$827	5%
Tangible book value per common share[4]	$25.13	$0.76	3%

Observations

Interest-earning assets

- Solid gains in commercial loan portfolio; warehouse loans increased $91mm, or 6%, CRE loans increased $88mm, or 4%, and C&I loans increased $74mm, or 6%
- Consumer loans up $239mm, or 7%; focus on adding residential mortgage and indirect marine/RV loans with high risk adjusted returns

Interest-bearing liabilities

- Custodial deposits increased $366mm, or 23%, on higher subserviced accounts
- Brokered deposits increased $273mm
- Commercial demand deposits increased $259mm, or 25%
  - Provides additional risk based capital and funding at cost favorable to marginal alternatives

Equity[4]

- Tangible common equity to asset ratio of 7.74%
- FBC closing share price of $30.14 on October 22, 2018 is 120% of tangible book value per share

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Tangible book value per common share references a non-GAAP number. Please see reconciliation on page 46.

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Flagstar Bancorp

Asset quality 3rd Quarter 2018 Delinquencies ($mm) Performing TDRs and NPLs ($mm) Performing TDRs NPLs $36 $34 $34 $30 $28 $77 $78 $72 $70 $68 31 29 29 27 25 46 43 49 43 43 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 Allowance coverage(1) (% of loans HFI) Nonperforming loan and asset ratios (2) (2) Total Consumer Commercial NPA/LHFI & Repos NPL & TDRs/LHFI NPA/Total Assets 2.3% 0.58% 0.48% 2.0% 2.0% 2.0% 0.42% 0.38% 1.8% 1.7% 0.35% 1.7% 1.6% 0.44% 0.38% 1.5% 0.35% 1.7% 1.5% 1.6% 0.30% 0.28% 1.5% 0.24% 0.22% 1.4% 1.4% 0.19% 0.19% 0.17% 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 1) Excludes loans carried under the fair value option and loans with government guarantees. 2) Excludes loans held-for-sale 9

Robust capital

3rd Quarter 2018

Flagstar Bancorp Capital Ratios



Balance sheet impact
Change in MSR balance
Proforma ratio under Capital Simplification proposal[1]
Net earnings contribution
Goodwill / intangibles from Wells Fargo acquisition
Recognition of hedging gains currently in AOCI, net of merger expenses
Total Risk Based Capital
14.17%
14.04%
-34bps
+45bps
+5bps
14.52%
14.20%
-134bps
-15bps
+12bps
13.30%
12.83%
Well Capitalized 10.0%
Well Capitalized 10.0%
6/30/2018
9/30/2018
9/30/2018 Pro Forma

Observations 3Q18

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
3Q18 Actual	8.4%	11.0%	13.1%	14.2%
2Q18 Actual	8.7%	10.8%	12.9%	14.0%

- With pending acquisition of Wells Fargo branches, Company is now constrained by total risk based capital ratio
  - Wells Fargo acquisition reduces ratio to 13.3% (pro forma as of 9/30/2018), led by decrease from acquired goodwill and intangible assets, partially offset by recognition of deferred hedging gains in AOCI and enactment of Capital Simplification regulations
  - Long-term target range of 13-14%
  - Given low level of residual risk, Company is comfortable operating in bottom half of targeted range
- Lifting of Supervisory Agreement provides increased flexibility in capital management
  - Investing capital in the business provides highest risk-adjusted returns
  - If not deployed in business, Company expects to consider other options for excess capital, including share repurchases and dividends

1) Non-GAAP number. Please see reconciliation on page 46.

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Flagstar Bancorp

Business Segment Overview 3rd Quarter 2018 Lee Smith, COO

Community banking 3rd Quarter 2018 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $9.1 $9.3 $9.2 $4.8 $5.0 $7.6 $4.0 $4.0 $7.2 $3.7 1.6 1.5 4.3 4.2 4.0 1.0 0.8 2.8 1.0 2.7 2.0 2.1 1.9 2.0 3.0 3.2 1.6 2.7 2.9 2.9 1.1 1.1 1.2 1.3 1.3 1.8 1.9 1.9 2.1 2.0 3Q17 4Q17 1Q18 2Q18 3Q18 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail (2) Government Custodial deposits $11.3 $3.9 $10.4 $3.5 $3.6 $3.3 $9.1 $9.4 2.0 $3.1 0.9 $9.0 1.6 0.7 0.7 1.5 1.2 0.5 0.6 1.5 1.6 1.2 0.9 1.0 1.1 2.7 2.8 2.9 3.0 7.6 8.1 2.6 6.6 6.5 6.8 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 1) Includes custodial deposits which are included as part of mortgage servicing. 2) Includes brokered certificates of deposit ($0.5 bn in 3Q18) 12

Mortgage originations 3rd Quarter 2018 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $9.0 $8.9 $8.6 $9.6 $9.7 $8.3 $9.0 $9.2 $7.7 $7.9 2.4 4.1 4.4 2.6 3.4 6.4 6.8 5.5 5.3 4.5 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Purchase 55% 54% 59% 72% 71% Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $9.6 $9.7 $79 $9.0 $9.2 $75 2.5 $7.9 $63 2.9 2.2 2.2 $60 1.9 2.3 $43 2.2 2.7 2.6 2.1 0.84% 0.91% 0.77% 0.71% 0.51% 4.9 4.5 3.9 4.1 4.4 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 13

Mortgage servicing 3rd Quarter 2018 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 619 535 35 $12.0 470 442 32 415 12.0 29 32 31 495 $6.4 424 297 310 361 $4.3 $4.4 6.4 $2.0 4.3 3.9 87 103 77 79 89 1.6 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 3Q17 4Q17 1Q18 2Q18 3Q18 Average custodial deposits ($bn) MSR / regulatory capital (Bancorp) MSR to Tier 1 Common MSR to Tier 1 Capital $2.0 $1.6 $1.6 $1.5 $1.5 24% 24% 20% 19% 20% 21% 20% 17% 16% 17% 3Q17 4Q17 1Q18 2Q18 3Q18 9/30/17 12/31/17 3/31/2018 6/30/2018 9/30/2018 14

Noninterest expense and efficiency ratio 3rd Quarter 2018 Quarterly noninterest expense ($mm) and efficiency ratio Adjusted noninterest expense (1) Adjusted efficiency ratio (1) $178 $177 $171 $173 $172 80% 77% 74% 74% 74% 3Q17 4Q17 1Q18 2Q18 3Q18 1) References non-GAAP number for 3Q18; number excludes acquisition costs of $1 million related to Wells Fargo branch acquisition. Please see reconciliation on page 46. 15

Closing Remarks / Q&A 3rd Quarter 2018 Sandro DiNello, CEO

Earnings guidance(1) 3rd Quarter 2018 4th Quarter 2018 Outlook • Net interest income up slightly Net interest income - Average earning assets down moderately, led by seasonally lower loans HFS and warehouse loans - Net interest margin expands approximately 15 bps on Wells Fargo branch acquisition • Net gain on loan sales flat - Fallout-adjusted locks (FOAL) down seasonally, offset by an increase in GOS margin Noninterest income • Net return on mortgage servicing rights approximates 6-8% before transaction costs from closing 4Q18 MSR sales ($5 billion UPB) • Noninterest expense to increase to between $175-$180 million, not including expenses associated with Noninterest expense Wells Fargo branch acquisition 1) See cautionary statements on slide 2. 17

Appendix 3rd Quarter 2018 Company overview 19 Financial performance 24 Community banking 29 Mortgage originations 40 Mortgage servicing 42 Capital and liquidity 43 Non-GAAP reconciliation 46

COMPANY OVERVIEW Flagstar at a glance 3rd Quarter 2018 Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI 108 52 41 40 Pending Flagstar Opes Flagstar Acquisition of retail home retail home • Market capitalization $1.7bn Bank Wells Fargo lending lending Branches(1) • Member of the Russell 2000 Index Branches offices(2) offices(3) 99 Branches in Community banking Michigan • Leading Michigan-based bank with a balanced, diversified lending platform • $18.7bn of assets and $11.6bn of deposits • More than 125k household & 17k business relationships Mortgage origination • Leading national originator of residential mortgages ($35.9bn during last twelve months to September 30, 2018) • 81 retail home lending offices operating in 27 states with direct-to-consumer in all 50 states • More than 1,100 correspondent and 800 broker relationships Mortgage servicing • 7th largest sub-servicer of mortgage loans nationwide Operations center • Servicing nearly 620k loans as of September 30, 2018 • Efficiently priced deposits from escrow balances 1) Includes 8 Desert Community Bank branches in the High Desert region of San Bernardino County, CA. 2) Includes seven home lending offices located in banking branches. 3) Opes has one retail lending office in Honolulu, HI that is not pictured on this map. 19

COMPANY OVERVIEW Flagstar’s integrated business model 3rd Quarter 2018 ● Illustrative case studies detailed below: Residential MBS Investor Home Builder Wholesale Originator Initial relationship Initial relationship Initial relationship • Bulk sale of MSRs with subservicing • Provided home builder line of credit • Established correspondent lending retained (2013 - 2014) (2016) relationship (2017) Expanded relationship - Secured real estate commitment of - Purchased nearly $300mm of $15mm (currently $50mm) mortgages since inception (2017) • Provided MSR lending facility (2016) Expanded relationship Expanded relationship - Commitments of $50mm collateralized by FNMA MSRs • Established 36 additional deposit • Warehouse line of credit (2017) accounts (2016-2018) - Subservice non-Flagstar mortgage - Commitments of $15mm accounts providing fee income - Average deposit balance of $6mm • Initiated subservicing agreement • Portfolio recapture services provided • Warehouse line of credit (2017) (2017) with direct-to-consumer refinancings of over $325mm since inception - Commitments of $10mm - Entire portfolio of newly originated (2016) mortgage loans are on-boarded with Flagstar • Additional bulk and flow sales of MSRs with subservicing retained (2017 and 2018) 20

COMPANY OVERVIEW
3rd Quarter 2018

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Brian Dunn

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Kristy Fercho

- Appointed President of Mortgage effective 9/17
- Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives

Community Banking
Drew Ottaway

- Executive Vice President, Michigan Market President and Managing Director, Lending
- With Flagstar since 12/15 and has 30 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

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Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 226 FTEs(1) 3rd Quarter 2018 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory MFIU Fraud Loan Operational Credit Appraisal Crimes Compliance Affairs Investigations Review Risk Officer Review (BSA/AML) FTEs 5 70 49 12 8 11 44 27 1) Does not include 28 FTEs in internal audit. 22

COMPANY OVERVIEW Strong growth opportunities 3rd Quarter 2018 Grow community banking Build mortgage subservicing business • Opportunistic team lift outs • Grow subservicing operations • Grow national lending platforms(1) - Retain subservicing on MSR sales - Expand warehouse lending (275bp spread) - Acquire new 3rd party subservicing relationships where Flagstar was not the originator - Grow home builder finance (450bp spread) - Cross-sell additional revenue capabilities Build - Build MSR lending (350bp spread; LTVs<60%) • Cultivate middle-market and business banking relationships • Add specialty lending disciplines and teams 1) Indicated spreads are targets and may not be reflective of actual spreads. 23

FINANCIAL PERFORMANCE Financial performance 3rd Quarter 2018 ● Solid growth in banking and subservicing has created more stable earnings ● Heightened focus on efficiency and expense management Revenue Composition and Earnings Metrics 9/30/2017 9/30/2018 Percentage Revenue (millions) YTD YTD Increase Community Banking $ 186 $ 248 33% Mortgage Servicing 56 70 25% Subtotal 242 318 31% Mortgage Origination 369 352 (5%) Other 18 16 (11%) Total $ 629 $ 686 9% Diluted Earnings per Share (1) $ 1.89 $ 2.30 22% Return on Average Assets (1) 0.95% 1.00% Return on Average Equity (1) 10.38% 12.18% 1) Non-GAAP number. Number shown excludes $1 million of transaction costs related to pending Wells Fargo branch acquisition in 3Q18 and $2 million of transaction costs related to Sterns and Opes acquisitions in 1Q17 and 2Q17. Please see reconciliation on page 46. 24

FINANCIAL PERFORMANCE Long-term targets 3rd Quarter 2018 Revenues Banking Mortgage • Lender of choice in key markets (banking • Nationally recognized leader footprint and national lending platforms) • Growth trajectory 10 - 15% • Maintain market share - Every additional $1bn of earning assets increases - Widen margin pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets - Expand retail originations while minimizing capital costs • Every 100k in new loans sub-serviced generates - Scalable platforms with balance sheet growth at low $4mm - $6mm of incremental pre-tax profits incremental cost Financial Performance Return on assets Return on equity • Long-term target of 1.1 – 1.7% • Long-term target of 12 - 17% - Add incremental revenue with low incremental cost - Add / increase high ROE businesses - Improved risk management will deliver long-run savings 25

FINANCIAL PERFORMANCE Higher net interest income is stabilizing earnings 3rd Quarter 2018 ● Achieving earning asset growth without diminishing net interest income growth - Growing and expanding net interest margin ● Transition to more stable net interest income Average earning assets and net interest income Net interest income ($mm) Average earning assets ($bn) $16.8 CAGR 19% $16.0 $15.4 $15.4 $124 $14.7 $14.0 $115 CAGR 21% $107 $106 $12.8 $103 $12.3 $12.3 $97 $11.9 $11.6 $11.2 $87 $10.4 $10.7 $80 $83 $9.4 $76 $79 $77 $8.7 $73 $73 $65 $61 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 26

FINANCIAL PERFORMANCE Price target has increased on improved prospects 3rd Quarter 2018 Analyst rating history $46 100% 8 out of 9 analysts (89%) at Buy at 9/30/18 $42 75% $38 50% $34 As of 10/22/2018 25% Actual Price: $30.14 $30 Target Price: $40.88 $26 0% 9/17 10/17 11/17 12/17 1/18 2/18 3/18 4/18 5/18 6/18 7/18 8/18 9/18 Hold Buy Actual Price Target Price Source: Analyst ratings and target price (consensus estimate) as reported by First Call as of 10/15/2018. 27

FINANCIAL PERFORMANCE Valuation metrics 3rd Quarter 2018 Observation: FBC trades at a discount to its banking peers Market / tangible book Price / LTM earnings . FBC valuation vs. SNL U.S. Bank and Thrift Index . FBC valuation vs. SNL U.S. Bank and Thrift Index Market value gap: ~$1.0B MarketMarket value value gap: gap: ~$0.7B ~$0.6B 72% 68% 63% 75% 63% 68% 1/31/2017 2/28/2017 3/31/2017 4/30/2017 5/31/2017 6/30/2017 7/31/2017 8/31/2017 9/30/2017 1/31/2018 2/28/2018 3/31/2018 4/30/2018 5/31/2018 6/30/2018 7/31/2018 8/31/2018 9/30/2018 1/31/2017 1/31/2017 2/28/2017 2/28/2017 3/31/2017 3/31/2017 4/30/2017 4/30/2017 5/31/2017 5/31/2017 6/30/2017 7/31/2017 6/30/2017 8/31/2017 7/31/2017 9/30/2017 8/31/2017 9/30/2017 1/31/2018 2/28/2018 3/31/2018 1/31/2018 4/30/2018 2/28/2018 5/31/2018 3/31/2018 6/30/2018 4/30/2018 7/31/2018 8/31/2018 5/31/2018 9/30/2018 6/30/2018 12/31/2016 10/31/2017 11/30/2017 12/31/2017 12/31/2016 12/31/2016 10/31/2017 11/30/2017 10/31/2017 12/31/2017 11/30/2017 12/31/2017 Source: SNL Financial; as of 10/15/2018 28

COMMUNITY BANKING
3rd Quarter 2018

Strong market position in Midwest

Market characteristics

Leading position in Michigan

2018 Rank Overall	2018 Rank MI-based	Institution	Branches	Deposits ($mm) Total	Deposits ($mm) Share	% YoY Change
1		Chase	229	$43,637	20%	0%
2		Comerica	196	30,158	14%	2%
3		Bank of America	106	19,225	9%	8%
4		PNC	185	17,234	8%	-1%
5		Fifth Third	208	16,451	8%	-3%
6		Huntington	316	15,767	7%	7%
7	1	Chemical	186	13,123	6%	13%
8	2	Flagstar[(1)(2)]	113	10,297	5%	7%
9		Citizens	89	5,641	3%	2%
10		TCF	51	3,194	1%	6%
		Top 10	1,679	$174,726	81%	3%

Attractive Midwest markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI[(3)]	Proj HHI growth[(3)(4)]	Proj pop growth[(3)(4)]
Oakland County[(2)]	4,341	38.8%	8.0%	79,065	10.9%	2.6%
Fort Wayne[(5)]	962	8.6%	8.7%	56,120	9.6%	2.5%
Grand Rapids MSA	435	3.9%	2.0%	65,403	11.5%	4.7%
Ann Arbor MSA	301	2.7%	3.4%	72,826	12.3%	4.3%
Key Flagstar markets	6,039	53.9%	6.3%	74,114	10.8%	2.8%
National aggregate				61,045	8.8%	3.6%

Flagstar's Midwest branch network


Sault Ste Marie
Sault Ste Marie
Lake Michigan
Lake Huron
Wisconsin
Michigan
Madison
Milwaukee
Grand Rapids
Lansing
Sarnia
Windsor
Chicago
Illinois
Springfield
Indiana
Indianapolis
Ohio
Columbus
Cincinnati

● Existing Flagstar Michigan branches (99) as of June 30, 2018
▲ Wells Fargo branches pending acquisition (52)

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2018 and projections based on 2018 estimates; MI-based banks highlighted.
1) Reflects the pending acquisition of 14 Wells Fargo branches located in Michigan.
2) Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
3) Key Flagstar Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
4) 2019–2024 CAGR.
5) Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.

Flagstar Bancorp

29

Deposits COMMUNITY BANKING Portfolio and strategy overview 3rd Quarter 2018 Total average deposits ($bn) Retail deposits(2) Other deposits $11.3 $10.4 $9.4 $9.0 $9.1 3.2 • Flagstar gathers deposits from consumers, 2.8 2.5 2.6 2.6 businesses and select governmental entities – Traditionally, CDs and savings accounts 7.6 8.1 represented the bulk of our branch-based retail 6.5 6.5 6.8 depository relationships – Today, we are focused on growing DDA 3Q17 4Q17 1Q18 2Q18 3Q18 balances with consumer, business banking and 3Q18 total average deposits commercial relationships Government, – We additionally maintain depository Custodial, 11% 17% relationships in connection with our mortgage origination and servicing businesses, and with DDA, 17% Michigan governmental entities CD(2), (1) – Cost of total deposits equal to 0.94% 24% 72% retail MMDA, Savings, 2% 29% Total : $11.3bn 0.94% cost of total deposits(1) 1) Total deposits include noninterest bearing deposits. 2) Includes brokered CDs 30

COMMUNITY BANKING Deposit growth opportunities 3rd Quarter 2018 Core Deposits Other Deposits Retail Government • Average balance of $7.1bn during 3Q18 of which 50% are • Average balance of $1.2bn during 3Q18 demand & savings accounts • Cost of total government deposits: 1.22%(2) during 3Q18 • Cost of total core deposits(1): 1.12%(2) during 3Q18 • Michigan deposits are not required to be collateralized • Average core deposits of $75mm per branch • Strong, long-term relationships across the state • Flagstar’s branding is helping grow core deposits • Branch acquisitions significantly enhance core deposit base Commercial Custodial • Average balance of $1.0bn during 3Q18 • Average balance of $2.0bn during 3Q18 on nearly 620k loans serviced and subserviced • Flagstar is focused on growing commercial deposits • Deposit balances increase along with the number of loans - Increasing balances with growing lines of serviced and subserviced business, including home builder finance • Offer complete line of treasury management services 1) Core deposits = total deposits excluding government deposits and custodial deposits. 2) Total deposits include noninterest bearing deposits. 31

Pending Wells Fargo Branch Acquisition COMMUNITY BANKING Transaction Overview 3rd Quarter 2018 • Flagstar is acquiring 52 branches located in Indiana, Michigan, Wisconsin and Ohio from Wells Fargo - Approximately $2.1 billion of deposits at an average cost of 0.06%(1) Transaction - 66% of deposits are located in IN (33 branches); 21 branches in Fort Wayne, IN (leading market share) (2) summary - 27% are located in the Upper Peninsula of MI (14 branches); #1 market share (2) - 7% are located in WI (4 branches) and OH (1 branch) - Approximately $114 million of loans(1) • Effective deposit premium of approximately 7 percent based on balances at closing Financial • Expected to be accretive to earnings per share in 2019 consideration • Tangible book value payback period of less than 5 years • Additional one-time integration costs of approximately $10 million during fourth quarter 2018 • Conducted comprehensive due diligence Other • Intend to keep all branches and retain all employees considerations • Target an 13 – 14 percent total risk based capital ratio at close. Any capital needed is expected to be met through a combination of earnings retention and balance sheet management (1) As of September 30, 2018. (2) Source: FDIC Summary of Deposits as of June 30, 2018; acquired branch data as of September 30, 2018; Fort Wayne, IN market area includes Fort Wayne, IN Fed District; Upper Peninsula of MI market area includes the counties of Delta, Dickinson, Gogebic, Houghton, Iron, Marquette, and Menominee, MI. 32

Pending Wells Fargo Branch Acquisition

Strategic Rationale

COMMUNITY BANKING

3rd Quarter 2018

Builds Midwest footprint	• Improves ability to increase presence in well-known Midwest market - Leading market share in Fort Wayne, IN; #1 market share in Upper Peninsula of MI markets(1) • Adds nearly 200,000 new customers/relationships; more than doubles customer base • Completion of the proposed Wells Fargo branch acquisition together with the recently completed DCB branch acquisition will significantly expand branch network in short time
Enhances franchise value	• Transformational banking transaction • Moves funding from wholesale borrowings to core deposits, reducing rate sensitivity of funding base - Interest-bearing demand deposits increase to 11 percent of total deposits - Total funding cost drops 25 basis points(2)
Transforms funding source	• Transaction provides low-cost, stable funding • At closing, liquidity will be used to repay FHLB advances - Wholesale funding ratio falls 12 percentage points to 20 percent(3) - HFI loan-to-deposit ratio declines 14 percentage points to 64 percent(4) • Longer-term, larger branch network expands access to core deposits and other business opportunities

(1) Source: FDIC Summary of Deposits as of June 30, 2018; acquired branch data as of September 30, 2018; Fort Wayne, IN market area includes Fort Wayne, IN Fed District; Upper Peninsula of MI market area includes the counties of Delta, Dickinson, Gogebic, Houghton, Iron, Marquette, and Menominee, MI.

(2) Pro-forma as of September 30, 2018. Total funding cost is interest expense on interest-bearing liabilities divided by average funding liabilities (interest-bearing liabilities plus noninterest-bearing deposits).

(3) Pro-forma as of September 30, 2018. Wholesale funding ratio is average wholesale funding (wholesale deposits plus FHLB advances) divided by average funding liabilities.

(4) Pro-forma as of September 30, 2018. HFI loan-to-deposit ratio is average HFI loans (excluding warehouse loans) divided by total average deposits (excluding custodial deposits).

33

Flagstar Bancorp

Pending Wells Fargo Branch Acquisition COMMUNITY BANKING Improved Deposit Mix 3rd Quarter 2018 Pro forma total deposits as of 9/30/2018 ($mm) Interest-bearing demand Interest-bearing 9% demand 11% Interest- bearing Savings / Savings / demand MMDA MMDA 24% Savings / 38% Noninterest- 36% MMDA Noninterest- bearing 49% 28% Noninterest- bearing bearing 28% 21% Certificates of Certificates deposit of deposit 23% 27% Certificates of deposit 6% Flagstar(1) Wells Fargo(2) Pro forma $ bps $ bps $ bps Noninterest-bearing(3) 3,268 0.00% $451 0.00% $3,719 0.00% Interest-bearing demand 1,010 1.33% 518 0.03% 1,528 0.89% Savings / MMDA 4,044 0.96% 1,033 0.04% 5,077 0.77% Certificates of deposit(4) 3,013 1.79% 117 0.48% 3,130 1.74% Total deposits $11,336 0.94% $2,119 0.06% $13,455 0.80% (1) Average balances for the quarter ended September 30, 2018. (2) Acquired branch data as of September 30, 2018. (3) Includes noninterest-bearing custodial deposits from mortgage servicing business. (4) Includes wholesale deposits. 34

Lending COMMUNITY BANKING Portfolio and strategy overview 3rd Quarter 2018 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees $13.6 $12.8 • Flagstar’s largest category of earning assets consists $11.6 $12.1 $12.0 of loans held-for-investment which averaged $8.9bn during 3Q18 8.9 6.8 7.3 7.5 8.3 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, 4.5 4.5 4.2 4.2 4.4 offering risk diversification and asset sensitivity 3Q17 4Q17 1Q18 2Q18 3Q18 – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors 3Q18 average loans • Flagstar maintains a balance of mortgage loans held- 1st Mortgage for-sale which averaged $4.4bn during 3Q18 HFI, 22% – Essentially all of our mortgage loans originated are 1st Mortgage HFS, 33% sold into the secondary market 2nds, HELOC – Flagstar has the option to direct a portion of the & other, 6% mortgage loans it originates to its own balance sheet Loans with Warehouse, government 12% guarantees, 2% CRE and C&I, 25% 35

COMMUNITY BANKING Community banking growth model 3rd Quarter 2018 Relationship-based growth platform New banker additions (past 2 years) # of Avg Years • Primary focus is to build relationships Line of Service Additions Experience(1) - Recruit experienced bankers from larger regional banks Business Banking 11 24 - Retain seasoned bankers within our organization Commercial Lending 9 24 • Leverage deep industry experience and client Consumer Finance 1 18 relationships CRE Lending 6 21 - Focus on moving relationships and credit facilities to Flagstar Equip Financing Group 3 25 • Low incremental efficiency ratio Homebuilder Finance 5 17 - Marginal cost of 15-30% that varies with type of Indirect Lending 4 24 loans underwritten Warehouse Lending 5 26 • Estimated pre-tax contribution of $5bn loan growth could contribute ~ $1.00 earnings per share Wealth Management 3 13 Grand Total 47 22 (1) We focus on recruitment of bankers with larger, regional bank lending experience. 36

Commercial lending

COMMUNITY BANKING

Diversified relationship-based commercial lending capabilities

3rd Quarter 2018

Overview

Warehouse	• Warehouse lines with approximately 330 active relationships nationwide, of which approximately 82% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Warehouse - $1.6bn (9/30/18)



% Advances sold to Flagstar
~135 borrowers sell <25%
~70 borrowers sell 25% - 75%
~120 borrowers sell >75%

Average 24% advances sold to Flagstar

Commercial Real Estate - $2.1bn (9/30/18)



Property type
Office 10%
Retail 15%
Multi-family 17%
Home builder finance 29%
Owner occupied 15%
Hospitality 7%
Other 7%

Commercial & Industrial - $1.3bn (9/30/18)



Industry
Manufacturing 16%
Healthcare 8%
Distribution 8%
Government & education 6%
Other 1%
Financial, insurance & real estate 38%
Services 23%

67% Relationship-Based Lending[1]

1) Includes Michigan lending, national finance lending, and home builder finance lending

37

Flagstar Bancorp

COMMUNITY BANKING Warehouse lending 3rd Quarter 2018 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations Warehouse lenders ranked by commitments ($mm) FBC warehouse loan commitments ($bn) YOY 2Q18 Outstandings Unfunded Commitments Rank Institution Growth Total Share $4.3 $4.2 1 JPMorgan Chase 24% $13,000 19% $4.0 2 Texas Capital 14% 5,923 9% 3 Wells Fargo 0% 5,800 9% 4 (1) 64% 4,195 6% $2.7 $2.8 2.4 Flagstar Bancorp 2.9 2.4 5 BB&T -2% 3,700 6% 6 TIAA FSB (Everbank) -10% 3,500 5% 1.5 1.7 7 Comerica -8% 3,400 5% 8 Customers Bank -6% 3,300 5% 1.8 9 First Tennessee -5% 3,000 4% 1.4 1.6 1.2 1.1 10 U.S. Bancorp 3% 2,918 4% Top 10 9% $48,736 73% 9/30/17 12/31/2017 3/31/2018 6/30/2018 9/30/2018 1) Flagstar acquired Santander mortgage warehouse business on 3/12/2018. Source: Inside Mortgage Finance as of September 14, 2018. 38

COMMUNITY BANKING Home builder finance 3rd Quarter 2018 Overview Tightening housing supply(1) ● National relationship-based lending platform launched in 1Q16 Existing home sales (mm) Months supply of existing homes for sale (left axis) (right axis) - Attractive asset class with good spreads (~450bps) 8 12 - Meaningful cross-sell opportunities including warehouse loans, 7 commercial deposits and purchase originations 10 6 ● Flagstar is well positioned to gain market share given builder and 8 5 mortgage relationships 4 6 - Focused on markets with strong housing fundamentals and 3 higher growth potential 4 - We currently have direct relationships with 6 of the top 10 and 2 2 do business with 52 of the top 100 builders nationwide 1 - We are well positioned to take advantage of supply/demand 0 0 imbalance in housing market 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 1) Source: Bloomberg (through 8/31/18) Home builder finance footprint Home builder loan commitments(2) ($mm) Unpaid principal balance Unused $1,421 $1,413 $1,266 $1,293 $1,178 $702 $507 $567 $765 $559 $786 $619 $699 $656 $711 9/30/17 12/31/2017 3/31/2018 6/30/2018 9/30/2018 2) Commitments are for loans classified as commercial real estate and commercial & industrial. 39

MORTGAGE ORIGINATIONS National distribution through multiple channels 3rd Quarter 2018 Residential mortgage originations by channel ($bn) Correspondent Broker Retail $7.3 $7.0 $7.0 $6.6 $5.8 $1.3 $1.3 $1.3 $1.2 $1.1 $1.1 $1.0 $1.2 $1.0 $1.2 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 (1) • 4.7% market share with #5 national ranking(1) • 2.3% market share with #7 national ranking • Retail distribution share of 13% in 3Q18 • More than 1,100 correspondent partners • More than 800 brokerage relationships • Opes acquisition and organic growth has • Top 10 relationships account for 13% of overall expanded our retail footprint to 81 locations in correspondent volume • Top 10 relationships account for 12% of overall 27 states • Warehouse lines with more than 300 brokerage volume correspondent relationships • Direct-to-consumer is 11% of retail volume 1) Data source: As reported by Inside Mortgage Finance for 2Q18 published August 24, 2018. 40

Flagstar has restructured its operations to be profitable MORTGAGE ORIGINATIONS even at historical lows for the mortgage origination market 3rd Quarter 2018 U.S. residential mortgage origination market (historical and projected volumes) 5.8 $ in in $ trillions 4.5 4.2 4.0 3.7 3.6 3.1 3.0 2.5 2.4 2.3 2.2 2.1 2.0 2.0 2.0 1.9 1.9 1.8 1.7 1.7 1.6 1.6 1.6 1.5 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018F 2019F Nominal ($) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.8 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.7 1.6 1.6 Real(1) ($) 1.0 1.6 1.8 1.3 1.1 1.2 1.3 2.5 2.1 1.7 3.2 4.0 5.2 3.7 3.9 3.4 2.9 1.8 2.3 2.0 1.6 2.2 2.0 1.4 1.8 2.1 1.7 1.6 1.6 Adjusted(2) ($) 1.3 2.0 2.2 1.6 1.3 1.5 1.5 3.0 2.4 1.9 3.6 4.5 5.8 4.0 4.2 3.7 3.1 1.9 2.5 2.0 1.7 2.3 2.0 1.4 1.8 2.1 1.7 1.6 1.6 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2018 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2016 = 100). 41

MORTGAGE SERVICING MSR portfolio 3rd Quarter 2018 MSR portfolio statistics MSR portfolio characteristics (% UPB) Byby Vintage Measure ($mm) 6/30/2018 9/30/2018 Difference 2013 & Unpaid principal balance $19,249 $21,835 $2,586 prior; 5% Fair value of MSR $257 $313 $56 2014; Capitalized rate (% of UPB) 1.34% 1.43% 9 bps 4% Multiple 4.105 4.152 0.047 2017 Note rate 4.213% 4.355% 14.2 bps 31% Service fee 0.325% 0.345% 2 bps 2015; 2016 12% 3% Average Measure ($000) UPB per loan $244 $247 $3 2018 2016 & 2015 FICO 694 693 (1) 62% later; 79% & prior Loan to value 84.90% 86.52% 162 bps 4% Net (loss) return on mortgage servicing rights ($mm) By Investor $ Return 3Q17 4Q17 1Q18 2Q18 3Q18 Net hedged profit (loss) $0 ($1) ($1) ($1) ($1) Carry on asset 9 11 8 11 12 Run-off (4) (7) (5) (3) (4) GNMA Private Gross return on the 65% 3% $5 $3 $2 $7 $7 mortgage servicing rights Sale transaction & P/L 1 (3) 1 0 3 Freddie Model changes 0 (4) 1 2 3 17% Net return on the Fannie $6 ($4) $4 $9 $13 mortgage servicing rights 15% Average mortgage $212 $269 $269 $224 $270 servicing rights 42

CAPITAL AND LIQUIDITY Balance sheet composition 3rd Quarter 2018 3Q18 average balance sheet (%) 1% Cash 17% Agency MBS ~69% of assets are in lower risk-content 18% 50% 61% Deposits excluding Deposits excluding assets: cash, marketable Mortgage loans held-for-investment custodial deposits custodial deposits securities, warehouse 61% Deposits excluding loans, loans held-for-sale custodial deposits and freshly-originated, high-FICO conforming 24% mortgages underwritten Loans held-for-sale by Flagstar 11% Custodial deposits 9% Warehouse loans 910%% CustodialCustodial deposits deposits Attractive relationship 25% lending with very low FHLB borrowings 23% 16%15% delinquencies Commercial loans FHLBFHLB borrowings borrowings and other LHFI (2) 3% Other long-term debt 3% Other long-term debt 1% MSR 3% Other liabilities 3% Other liabilities Primarily low risk, stable 7% assets (FHLB stock, BOLI, Other assets 8% Common equity 8% Common equity premises & equipment, (1) deferred tax asset, etc.) Assets Liabilities & Equity Pro forma Liabilities and Equity 1) Pro forma liabilities and equity reflect the pending acquisition of 52 Wells Fargo branches. 2) Other LHFI includes home equity and other consumer loans. 43

CAPITAL AND LIQUIDITY Liquidity and funding 3rd Quarter 2018 HFI loan-to-deposit ratio(1) Commentary ■ Flagstar has invested 78% significantly in building its Community Bank, which 64% provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by custodial deposits from the servicing business 3Q18 Pro Forma ³ ■ Much of the remainder of Flagstar’s balance sheet is self- (2) Liquidity ratio funding given it is eligible collateral for FHLB advances Cash & investment securities FHLB borrowing capacity (which provides significant liquidity capacity) 40% ■ Pro forma HFI loan-to-deposit 30% ratio(1) declines 14 percentage 22% points to 64 percent 12% ■ Pro forma liquidity ratio(2) at September 30, 2018 increases 18% 18% 10 percentage points to 40 percent 9/30/2018 Pro Forma ³ 1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). 2) Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets. 3) Pro-forma as of September 30, 2018 for the pending acquisition of 52 Wells Fargo branches. 44

CAPITAL AND LIQUIDITY Low interest rate risk 3rd Quarter 2018 Net interest margin – 12 month horizon instantaneous shocks ($mm) up 100 bps Bear Flattener 9/30/2018 500bps 450bps 400bps 350bps 300bps 250bps 200bps 150bps 100bps 50bps 0bps 1 3 6 1 2 3 5 7 10 20 30 month months months year years years years years years years years Scenario ($ in mm) +100bps Bear Flattener Net interest income $32 ($18) Noninterest Income ($32) to $0 $0 to $18 Economic value of equity, trend (9/30/17 – 9/30/18) 4% down 100bps up 100bps +/-100bps limit 2% 0% -2% -4% -6% -8% 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 45

NON-GAAP RECONCILIATION
3rd Quarter 2018

Non-GAAP reconciliation

$mm

Adjusted Net Income, Diluted EPS, ROA, ROE, and Efficiency Ratio	3 months ended September 30, 2018	3 months ended June 30, 2018	9 months ended September 30, 2018	9 months ended September 30, 2017
Noninterest Expense	$ 173	$ 177		
Adjustment to remove acquisition costs (after-tax)	1	-		
Adjusted Noninterest Expense	$ 172	$ 177		
Net Income	$ 48	$ 50	$ 133	$ 108
Adjustment to remove acquisition costs (after-tax)	1	-	1	2
Adjusted Net Income	$ 49	$ 50	$ 134	$ 110
Diluted Earnings per Share	$ 0.83	$ 0.85	$ 2.28	$ 1.86
Adjustment to remove acquisition costs (after-tax)	0.02	-	0.02	0.03
Adjusted Diluted Earnings per Share	$ 0.85	$ 0.85	$ 2.30	$ 1.89
Return on Average Assets	1.0%	1.1%	1.0%	0.9%
Adjustment to remove acquisition costs (after-tax)	0.1%	0.0%	0.0%	0.1%
Adjusted Return on Average Assets	1.1%	1.1%	1.0%	1.0%
Return on Average Equity	12.8%	13.5%	12.1%	10.2%
Adjustment to remove acquisition costs (after-tax)	0.2%	0.0%	0.1%	0.2%
Adjusted Return on Average Equity	13.0%	13.5%	12.2%	10.4%
Efficiency Ratio	75%	74%		
Adjustment to remove acquisition costs (after-tax)	(1%)	0%		
Adjusted Efficiency Ratio	74%	74%		

Tangible Book Value per Share and Tangible Common Equity to Assets Ratio	as of September 30, 2018	as of June 30, 2018
Total stockholders' equity	$ 1,518	$ 1,475
Goodwill and intangible assets	70	71
Tangible book value	$ 1,448	$ 1,404
Number of common shares outstanding	57,625,439	57,598,406
Tangible book value per share	$ 25.13	$ 24.37
Total Assets	$ 18,697	$ 18,130
Tangible common equity to assets ratio	7.74%	7.74%

Regulatory Capital under Capital Simplification	as of September 30, 2018 Total RBC Ratio	as of September 30, 2018 Total RBC Ratio (pro forma with pending Wells Fargo branch acquisition)
Regulatory capital - Basel III to capital simplification		
Basel III	$ 1,677	$ 1,531
Net change in deductions to DTAs, MSRs and other capital components	136	147
Basel III with capital simplification	$ 1,813	$ 1,678
Risk-weighted assets – Basel III to capital simplification		
Basel III assets	$ 11,799	$ 11,932
Net change in assets	673	683
Basel III with capital simplification	$ 12,472	$ 12,615
Capital ratios		
Basel III	14.2%	12.8%
Basel III with capital simplification	14.5%	13.3%

46

Flagstar Bancorp